ADJUSTMENT TO THE
SHARE EXCHANGE AGREEMENT

THIS ADJUSTMENT TO THE SHARE EXCHANGE AGREEMENT is made as of the 18th day of January, 2012.

AMONG:

SKM MEDIA CORP. (F/K/A PIPER ACQUISITION IV, INC.), a corporation formed pursuant to the laws of the State of Nevada and having an office for business at 6001 Broken Sound Parkway NW, Suite 510, Boca Raton, Florida  33487 (“SKM-Piper”)

AND:

SKM MEDIA GROUP INC., a company formed pursuant to the laws of the State of Florida and having an office for business located at 6001 Broken Sound Parkway NW, Suite 510, Boca Raton, Florida  33487 ("SKM")

AND:

Steven Moreno (“Moreno”) and John Lesnik (“Lesnik”), shareholders of SKM-Piper and former shareholders of SKM, each of whom is set forth on the signature page of this Agreement (collectively, the “SKM Shareholders”)

WHEREAS:

A.              The SKM Shareholders exchanged their shares of common stock of SKM for shares of common stock of SKM-Piper pursuant to that certain Share Exchange Agreement dated September 27, 2011 (the “Exchange Agreement”); and

B.              The SKM Shareholders have agree to amend and adjust the Exchange Agreement whereby the shares of common stock of SKM-Piper Moreno receives shall be increased and the shares of common stock of SKM-Piper that Lesnik is to receive shall be decreased; and

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Schedule 2.2 of the Exchange Agreement shall be amended as follows:

	SKM Shares	Acquisition Shares

Steven Moreno	43.6	19,630,000

Howard Minsky	27.55	12,400,000

Todd Johnson	20	9,000,000

John Lesnik	6.38	2,870,000

Nicolette Mayer	1.44	650,000

Christopher P. Snell	1	450,000

2.
The parties hereby agree, in the event that Lesnik, on behalf of SKM-Piper, generates “Net Profit” (as defined below)  then for every $1.00 of “Net Profit” Lesnik generates for SKM-Piper,  Moreno will assign two (2) shares of common stock of SKM-Piper up to and not to exceed 4,000,000 shares of common stock of SKM-Piper to Lesnik.  Such assignment shall be made within 30 calendar days after the end of the fiscal years ended December 31, 2012, 2013 and 2014.  Moreno’s obligation under this Section 2 of this Agreement shall terminate December 31, 2014.  In the event that SKM-Piper is acquired or merged prior to a year end, then the “Net Profit” generated to date by Lesnik at the time of such acquisitions or merger shall be calculated and Moreno shall assign such shares of common stock as outlined in this Section 2 of this Agreement.  “Net Profit” shall be calculated by SKM-Piper and is defined as the total amount of cash provided by the customer to SKM-Piper less the cost of the campaign to SKM-Piper (costs include but are not limited to: set up, data, postage, printing, deployment, transmission, format and delivery charges, personnel, software development and maintenance, chargeback’s).

3.
This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same agreement. Delivery of executed copies of this agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

4.
This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

SKM MEDIA CORP. (F/K/A PIPER ACQUISITION IV, INC.)

By:/s/ Steven Moreno
Name: Steven Moreno
Title: Chief Executive Officer

SKM MEDIA GROUP INC.

By:/s/ Steven Moreno
Name: Steve Moreno
Title: President

SHAREHOLDERS OF SKM MEDIA GROUP INC.

/s/ Steven Moreno
Steven Moreno

/s/ John Lesnik
John Lesnik